Exhibit 23.1

CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

eGain Communications Corporation

Mountain View, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-129854, 333-76692, 333-76690, 333-76688, 333-41394, and 333-32854) and Form S-3 (No. 333-48314) of eGain Communications Corporation of our report dated August 8, 2005, relating to the consolidated financial statements and schedule which appears in this Annual Report on Form 10-K.

/s/    BDO Seidman, LLP

San Francisco, California

September 26, 2006